                                                                     EXHIBIT 4.6


                                                                  EXECUTION COPY

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     THIS REGISTRATION RiGHTS AGREEMENT (this "Agreement"), dated as of August
                                               ---------
15, 1997, is made by and between OpTel, Inc., a Delaware corporation (the "Corporation" and Capital Communications CDPQ Inc., a Quebec company ("CDPO"),
 -----------                                                           ----

                                  WITNESSETH:

     WHEREAS, as of June 27, 1997, Vanguard Communications, L.P., a California limited partnership ("Vanguard"), and CDPQ entered into a Stock Purchase
                      --------
Agreement (the "Stock Purchase Agreement"), pursuant to which CDPQ is today
                ------------------------
purchasing all of Vanguard's equity interests in the Corporation (to "Vanguard
                                                                      --------
Shares");
------

     WHEREAS, upon consummation of the transactions contemplated by the Stock Purchase Agreement the Corporation will be relieved of certain existing obligations to register the Vanguard Shares under the Securities Act, including the potentially onerous obligation to effect registration of a public offering of the Vanguard Shares at Vanguards request at an early date, which could be expected to occur prior to an initial public offering of Common Stock by the Corporation for its own account and would be contrary to the Corporation's equity financing plans and strategies (such existing obligations to register the Vanguard Shares, the "Vanguard Priority Obligations");
                      -----------------------------

     WHEREAS, it is a condition precedent to CDPQ's consummation of the transactions contemplated by the Stock Purchase Agreement that the parties hereto enter into this Agreement and a Stockholders Agreement of even date herewith (the "Stockholders Agreement") to which VPC Corporation, a Delaware
               ---------------------
corporation and the controlling stockholder of the Corporation ("VPC"), is also a party;

     WHEREAS, the Corporation and CDPQ desire to enter into this Agreement for the purposes, among others, of facilitating the consummation of the transactions contemplated by the Stock Purchase Agreement, thereby terminating the Vanguard Priority Obligations, and providing to CDPQ various registration rights in place of all registration rights formerly held by Vanguard; and

     WHEREAS, the Corporation has previously granted registration rights with respect to shares of its Common Stock under that certain Common Stock Registration Rights Agreement (the "February 1997 Registration Rights Agreement") dated as of February 14, 1997 to which the Corporation, VPC, Le Groups Videotron Ltee Salomon Brothers Inc, Merrill, Lynch, Pierce Fenner & Smith, Incorporated, and U.S. Trust Company of Texas, N.A. are parties and that certain Warrant Agreement dated as of September 1,1996 between the Corporation and James A Kofalt, and the registration rights afforded to CDPQ hereunder are intended to be, and shall be, in all respects subject to the registration rights afforded to the Corporation's securityholders under those agreements;

     NOW, THEREFORE, in consideration of the, foregoing recitals, The mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Demand Registrations.
     --------------------

          (a)  Requests for Registration. Subject to the provisions of the
               -------------------------
following subparagraphs of this Paragraph 1 at any time more than nine months after the IPO Date, CDPQ may request that the Corporation effect the registration under the Securities Act of an underwritten public offering of all or part of the Registrable Securities then owned by CDPQ or its Affiliates, Each such request for registration pursuant to this subparagraph 1(a) (a "Demand
                                                                     ------
Registration") shall be effected by written notice (a "Demand Notice") delivered
------------                                           -------------
to the Corporation and, if one or more direct or indirect subsidiaries of Le Groupe Videotron Ltee, a Quebec corporation, then hold securities of the Corporation representing a Voting Ratio (as defined in the Stockholders Agreement) of at least 50%, to VPC. Each such Demand Notice shall specify the number of Registrable Securities requested to be registered pursuant thereto.

          (b)  Number of Demand Registrations. The Corporation will be required
               ------------------------------
to use its best efforts to effect not more than two Demand Registrations pursuant to Demand Notices by CDPQ. The Corporation will promptly pay all Registration Expenses for the first Demand Registration that becomes effective and for any other Demand Registration that is requested and does not become effective, unless such other Demand Registration does not become effective because it is withdrawn or terminated at the request of CDPQ. For all purposes of this Paragraph 1, the determination whether any registration is "effective" shall be made in accordance with subparagraph 1(g). CDPQ will promptly pay all Registration Expenses for the second Demand Registration and any requested Demand Registration that does not become effective because the offering of Registrable Securities pursuant thereto is terminated at the request of CDPQ (including a termination as a result of the decision by CDPQ to withdraw or terminate the offering due to market conditions, pricing terms or other circumstances which in CDPQ's discretion make it inadvisable to proceed with the offering).

          (c)  Registration Statement Form. Any requested first Demand
               ---------------------------
Registration shall be on such registration form of the Commission as shall be selected by the Corporation (except a form exclusively for the sale or distribution of securities by the Corporation or to employees of the Corporation and its subsidiaries or for use exclusively with respect to a business combination). Any requested second Demand Registration shall be on such registration form of the Commission as shall be selected by CDPQ (except a form exclusively for the sale or distribution of securities by the Corporation or to employees of the Corporation and its subsidiaries or for use exclusively with respect to a business combination).

          (d)  Priority on Demand Registrations. If the managing underwriters
               --------------------------------
advise the Corporation in writing that in their opinion the number of Registrable Securities and other securities requested to be included in the offering to be conducted pursuant to a Demand Registration exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, then the Corporation will include in such registration prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which in the opinion of.such underwriters can be sold without adversely affecting the marketability of the offering.

          (e)  Selection of Underwriters. The Corporation will have the right to
               -------------------------
select a nationally recognized firm of investment bankers to act as the managing underwriter(s) to administer any offering pursuant to a Demand Registration.

          (f)  VPC Purchase Option.
               -------------------

               (i) If CDPQ delivers a Demand Notice to VPC pursuant to subparagraph 1 (a), then at VPC's option, exercisable by written notice to CDPQ within 10 days after VPC's receipt of such Demand Notice, VPC or its designee may purchase all of CDPQ's and its Affiliates' Registrable Securities then proposed to be offered, at a price equal to the average of the last sale prices of securities of the same class as the Registrable Securities proposed to be offered on each of the five trading days following VPC's receipt of such Demand Notice.

               (ii) The closing of a purchase and sale of Registrable Securities pursuant to this subparagraph 1(f) shall be held at the principal office of the Corporation at a date and time specified in the notice of exercise of such right given by VPC to CDPQ, but in any event not more than seven (7) days after the date on which such notice of exercise is given. At such closing, (i) VPC shall deliver to CDPQ, as payment for the Registrable Securities to be purchased, the purchase price for such Registrable Securities by wire transfer of immediately available funds to an account designated by CDPQ, and (ii) CDPQ shall deliver to the purchaser the certificates representing the Registrable Securities to be sold together with such instruments as the purchaser shall reasonably request to effect the transfer of such Registrable Securities to the purchaser of record, free and clear of all liens and encumbrances. Such purchase shall be deemed to constitute an effective Demand Registration.

          (g)  Effective Registration. For purposes of this Agreement, a
               ----------------------
Demand Registration shall not be deemed to have been effective (i) unless a registration statement with respect thereto has become effective under the Securities Act covering the lesser of 75% of the Registrable Securities requested to be included therein or 10% of the Registrable Securities then outstanding, or (ii) if after it has become effective, such registration statement either (A) does not continue in effect during the Effectiveness Period or (B) is interfered with by stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not the fault of CDPQ, is not reinstated for the balance of the Effectiveness Period and at least 75% of the Registrable Securities covered thereby have not been sold, or (iii) if the conditions to closing specified in the underwriting agreement entered into in connection with such registration are not satisfied by the parties thereto other than CDPQ.

          2.   Piggyback Registrations.
               ------------------------

          (a)  Right to Piggyback. Whenever the Corporation proposes to
               ------------------
register under the Securities Act any offering of its equity securities for cash (other than pursuant to a Demand Registration, a registration for purposes of an offering to be made principally or exclusively to holders of the Company's securities, or a registration on Form S-4 or S-8 or any successor or similar forms), whether or not for sale for its own account, and the registration form to be used may be used for the registration of an offering of Registrable Securities, the Corporation will at such time, unless three registrations of Registrable Securities have become effective pursuant to this Paragraph 2 (as determined in accordance with subparagraph 2(f)), give prompt written notice (a "Registration Notice") to CDPQ of the Corporation's intention to effect such a
 -------------------
registration (a "Piggyback Registration"). Subject to subparagraphs 2(c)
                 ----------------------
and 2(d), CDPQ will have the right, exercisable by delivery of a written request (which request shall specify the quantity of Registrable Securities proposed to be disposed of by CDPQ and its Affiliates) to the Corporation within 30 days after CDPQ receives the applicable Registration Notice, to request that some or all of the Registrable Securities then owned by CDPQ and its Affiliates (but not less than the lesser of (x) 20% of the number of Registrable Securities then owned by CDPQ and its Affiliates and (y), in the case of an IPO, the IPO Permitted Registrable Securities, as determined in accordance with subparagraph 2(c)) be included in such Piggyback Registration. If the Piggyback Registration is to include an offering of equity securities to or through underwriters, the Corporation will use its best efforts to effect the inclusion in the underwritten offering of all Registrable Securities which the Corporation has been so requested to include by CDPQ, on the same terms as all other shares of the same class as the Registrable Securities to be included in the underwritten offering, and to include such Registrable Securities in such Piggyback Registration for such purpose; provided, however, that if, at any time after
                               -----------------
giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Corporation shall determine for any reason or for no reason not to register or to delay registration of such securities, the Corporation shall so notify CDPQ and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights, if any, of CDPQ to request that such registration be effected as a Demand Registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering the other securities proposed to be included in such registration. No registration effected under this subparagraph 2(a) shall relieve the Corporation of its obligation to effect any Demand Registration.


          (b)  Piggyback Expenses. The Registration Expenses of CDPQ will be
               ------------------
paid by the Corporation in all Piggyback Registrations.

          (c)  Right to include Registrable Securities in Initial Public
               ---------------------------------------------------------
Offering. If the Corporation at any time proposes to register under the
--------
Securities Act any of its equity securities for purposes of a Public Offering (as defined in the Stockholders Agreement) to or through underwriters at a time when shares of its Common Stock are not listed or traded on a national securities exchange or the NASDAQ National Market System (such a Public Offering, an "IPO"), the Corporation will at such time give prompt written
              ---
notice to CDPQ (the "IPO Notice") of its intention to register such equity
                     ----------
securities in connection with an IPO and of CDPQ's rights, if any, under subparagraph 2(a)
and this subparagraph 2(c) with respect to such registration (the "IPO
                                                                   ---
Registration"). Prior to the filing of the IPO Registration with the Commission,
------------
the investment banker designated by the Corporation to act as managing underwriter for the IPO (the "IPO Underwriter") may advise the Corporation in
                              ---------------
writing (with a copy to CDPQ) (the "Underwriter Notice") that, in its opinion,
                                    ------------------
the IPO would be adversely affected (as to the price or quantity of securities to be sold for the account of the Corporation) by the inclusion in the IPO of more than a certain number (which may be zero) of shares of Common Stock held by all stockholders of the Corporation (such amount the "IPO Permitted Registrable
                                                      -------------------------
Securities"). Thereafter, if an Underwriter Notice has bent sent, the IPO
----------
Permitted Registrable Securities shall only be amended or changed if the IPO Underwriter sends an amended Underwriter Notice to the Corporation in writing (wit a copy to CDPQ). Notwithstanding subparagraph 2(a), CDPQ shall not be entitled to include an amount of Registrable Securities in the IPO Registration in excess of the IPO Permitted Registrable Securities, if any. The Corporation shall not permit the inclusion in the IPO Registration of an amount of shares of Common Stock held by stockholders of the Corporation at the time of the IPO in excess of the IPO Permitted Registrable Securities, in any. If, as a result of the preceding sentences of this subparagraph 2(c), less than all of the shares of Common Stock requested to be included in the IPO by stockholders of the Corporation, including CDPQ, may be so included in the IPO, then the number of shares to be so included for the account of each such stockholder shall be determined in accordance with subparagraph 2(d). The IPO Notice shall specify the quantity of IPO Permitted Registrable Securities, to the extent then known. Subject to the foregoing, CDPQ shall have the right exercisable by written notice to the Corporation within 30 days after receipt of the IPO Notice to require that not less than 20% of the number of shares of Registrable Securities then outstanding (or such lesser number as constitutes all of the IPO Permitted Registrable Securities) be included in the IPO Registration and as part of the IPO on the same terms as all other shares of the same class as the securities to be included in the IPO for the account of the Corporation. Subject to the proviso in the last sentence of subparagraph 2(a), the Corporation will use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Corporation has been so requested to register by CDPQ, up to the number of IPO Permitted Registrable Securities, to permit the disposition of such securities in the IPO

          (d)  Apportionment in Piggyback Registrations. Without limitation of
               ----------------------------------------
the restrictions set forth in subparagraph 2(c), if (i) a Piggyback Registration covers an offering of the securities of the Corporation to be distributed by or through one or more underwriters, whether or not for sale for the account of the Corporation, under underwriting terms appropriate for such a transaction, and
(ii) the managing underwriter(s) of such underwritten offering shall determine to limit the number of securities to be sold in such offering for the account of stockholders or shall inform the Corporation by letter (of which a copy shall be provided to CDPQ) of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during to time of) such offering or that to inclusion of such number of securities therein would materially adversely affect the marketing of securities to be sold by the Corporation or any Initiating Stockholders pursuant to whose demand such Piggyback Registration is to be effected, then the Corporation may include all securities proposed by the Corporation to be sold for its own account and by the Initiating Stockholders to be sold for their accounts and may decrease the number of Registrable Securities and equity securities of other stockholders of the Corporation so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the number of Registrable Securities held
              --------
by CDPQ and the number of shares of Common Stock held by such other stockholders (excluding VPC and its Affiliates) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter). Notwithstanding the foregoing, CDPQ shall have priority over the Corporation (but shall be subordinated to securities held by any Initiating Stockholders) with respect to the inclusion of Registrable Securities in the registration for purposes of the exercise by the underwriters of any "greenshoe" or overallotment option with respect to the offering, to the extent, but only to the extent, that Registrable Securities were excluded from the firm portion of the offering and, in the case of an IPO such excluded Registrable Securities were IPO Permitted Registrable Securities. In no event shall VPC or any of its Affiliates be entitled to include securities in any such registration for sale for its own account unless all securities requested to be included in such registration for sale for the account of CDPQ are included in such registration.

          (e)  Selection of Underwriters. The Corporation will have the right to
               -------------------------
select a firm of investment bankers to act as the managing underwriter(s) to administer any offering of Registerable Securities pursuant to a Piggyback Registration.

          (f)  Effective Registration. A Piggyback Registration shall not be
               ----------------------
deemed to have become effective (i) unless a registration statement with respect thereto has become effective under the Securities Act and the Registrable Securities covered thereby (either in the firm or "greenshoe" portion) include the lesser of (A) 10% of the number of Registrable Securities then owned by CDPQ and its Affiliates or (B), in the case of an IPO, 75% of the IPO Permitted Registrable Securities, or (ii) if after it has become effective, such registration statement (A) does not continue in effect during the Effectiveness Period or (B) is interfered with by stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not the fault of CDPQ, is not reinstated for the balance of the Effectiveness Period and at least 75% of the Registrable Securities covered thereby have not been sold, or (iii) if the conditions to closing specified in any underwriting agreement entered into in connection with such registration are not satisfied by the parties thereto other than CDPQ.

          3.   Delays in Demand Registration. The Corporation may delay the
               ------------------------------
filing of any registration statement for a Demand Registration for up to 90 days (or such longer period as may be required by law or any rule, regulation or policy of the Commission) if at the time of a request under this Agreement:

               (a) the Corporation or any subsidiary of the Corporation is, directly or indirectly, a participant in a transaction involving the purchase or bid to purchase securities of the Corporation (other than a transaction which is specifically permitted pursuant to Rule 102 of Registration M promulgated by the Commission under the Securities Exchange
     Act);

               (b) there is material undisclosed information concerning the Corporation or any subsidiary of the Corporation which has not been disclosed for business reasons;

               (c) financial statements required to be included or incorporated in the registration statement have not been prepared or are not otherwise available at the time (provided that the Corporation shall promptly and diligently prepare such financial statements or cause such financial statements to be prepared); or

               (d) the Corporation is conducting an offering of securities of the Corporation or any subsidiary of the Corporation (an "Other Offering") and either (i) the investment banker for the Corporation shall advise the Corporation in writing (with a copy to CDPQ) that, in its opinion, such Other Offering would be materially and adversely affected by the sale of Registrable Securities pursuant to such request, or (ii) the filing of a registration statement pursuant to such request while such Other Offering is being conducted or within a specified period of time after the completion, termination or abandonment of such Other Offering would be contrary to law or any rule, regulation or policy of the Commission; provided, however, that the Corporation shall in all events have priority
     --------- -------
     to complete any such Other Offering prior to filing any registration statement for a Demand Registration.


          4.   Holdback Agreements.
               -------- ----------

          (a)  By CDPQ. CDPQ, if so required by the managing underwriter, if
               -------
any, with respect to an IPO, any Demand Registration or any Piggyback Registration in which Registrable Securities are included, shall enter into an agreement not to effect any sale or distribution of any equity securities of the Corporation during the seven days prior to and up to a 180-day period beginning on the effective date of the related registration statement (except as part of the underwritten offering to be conducted under and in accordance with such registration statement, to the extent of the Registrable Securities to be included in such registration statement pursuant to this Agreement). The obligation of CDPQ to enter into such an agreement shall be conditioned upon VPC's concurrent entry into a similar agreement on terms at least as restrictive as those contained in the agreement entered into by CDPQ.

          (b)  By the Corporation. The Corporation agrees (i) not to effect any
               ------------------
sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten registration pursuant to Paragraph 1 or 2 (except as part of such underwritten registration or pursuant to a private placement made pursuant to an exemption under the Securities Act), and (ii) to use its reasonable best efforts to cause each holder of at least 5% (on a fully diluted basis) of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, purchased from the Corporation at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during the 180-day period beginning on the effective date of any underwritten registration pursuant to Paragraph 1 or 2 (except as part of such underwritten registration).

          5.   Registration Procedures. If and whenever the Corporation is
               -----------------------
required to use its best efforts to effect the registration of Registrable Securities under the Securities Act as provided in Paragraphs 1 and 2 the Corporation will as expeditiously as possible (subject to the rights of the Corporation under subparagraphs 2(a) and 2(c):

              (a) prepare and as promptly as practicable thereafter file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the

     Corporation will furnish to the counsel selected by CDPQ copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

               (c) furnish to CDPQ or the managing underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such underwriter may reasonably request in order to facilitate the disposition of such Registrable Securities;

               (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as CDPQ or the managing underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable CDPQ or the underwriters to consummate the disposition in such jurisdictions of such Registrable Securities (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

               (e) notify CDPQ and the managing underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of CDPQ or the managing underwriter, if any, the Corporation will prepare and finnish to CDPQ or the managing underwriter, if any, a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (f) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if not so listed, to be quoted on the NASDAQ National Market System;

               (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (h) make available for inspection by CDPQ, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by CDPQ or any underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation officers, directors, employees and independent accountants to supply all information reasonably requested by CDPQ or any such underwriter, attorney, accountant or agent in connection with such registration statement;

               (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (j) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, the Corporation will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

               (k) furnish to CDPQ a signed counterpart, addressed to CDPQ and the underwriters of

               (i) an opinion of counsel for the Corporation, dated the date of the closing under the underwriting agreement, and

               (ii) a "comfort" letter, dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Corporation's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in legal opinions and accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountant's letter such other financial matters and, in the case of the legal opinion, such other legal matters, as the managing underwriters, if any, (or if there are no underwriters, CDPQ) may reasonably request;

          6.   Underwritten Offerings.
               ----------------------

          (a)  Requested Underwritten Offerings. If requested by the
               --------------------------------
underwriters or a qualified independent underwriter for any offering by CDPQ pursuant to a Demand Registration, the Corporation will enter into an underwriting agreement with such underwriters, or an agreement with such qualified independent underwriter, for such offering, such agreement to be satisfactory in substance and form to the Corporation and CDPQ and the underwriters and to contain such representations and warranties by the Corporation and such other terms as are generally prevailing in agreements of such type, including without limitation, indemnities to the effect and to the extent provided in Paragraph 8. CDPQ will cooperate with the Corporation in the negotiation of the underwriting agreement, provided that nothing herein contained shall diminish the foregoing obligations of the Corporation. CDPQ shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and other agreements on the part of the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of CDPQ and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of CDPQ, CDPQ shall not be required to make any representations or warranties to or agreements with. the Corporation or the underwriters other than representations, warranties or agreements regarding CDPQ, CDPQ's registerable Securities and CDPQ's intended method of distribution, any other information supplied in writing by the CDPQ to the Corporation specifically for use in the registration statement and any other representation required by law.

               (b)  Incidental Underwritten Offerings. If the Corporation at
                    ---------------------------------
any time proposes to register any of its securities under the Securities Act as contemplated by Paragraph 2, then if CDPQ is entitled to include Registrable Securities in such registration, the Corporation will, if requested by CDPQ, in accordance with and subject to subparagraphs 2(b) and 2(c), arrange for such underwriters to include all the Registrable Securities to be offered and sold by CDPQ among the securities to be distributed by such underwriters. CDPQ shall be a party to the underwriting agreement between the Corporation and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Corporation to and for the benefit of such underwriters shall also be made to and for the benefit of CDPQ and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of CDPQ. CDPQ shall not be required to make any representations or warranties to or agreements with the Corporation or the underwriters other than representations, warranties, or agreements regarding CDPQ, CDPQ's Registrable Securities and CDPQ's intended method of distribution, any other information supplied in writing by CDPQ to the Corporation specifically for use in the Registration Statement and any other representation required by law.

               7.   Registration Expenses.
                    ---------------------

               (a) All expenses incident to the Corporation's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Corporation (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except
----------------------
that the Corporation will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing Legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange (including NASDAQ) on which similar securities issued by the Corporation are then listed or quoted.

          (b) In connection with each Demand Registration (other than a Demand Registration for which CDPQ is required to pay Registration Expenses pursuant hereto) and each Piggyback Registration, the Corporation will reimburse CDPQ if requesting registration of Registrable Securities for the reasonable fees and disbursements of one counsel chosen by CDPQ to represent CDPQ in connection with such registration

          8.   Indemnification.
               --------------

          (a)  By the Corporation. The Corporation agrees to indemnify, to the
               ----------- -------
     extent permitted by law, CDPQ, its officers, directors, employees and stockholders and each Person who controls CDPQ (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse CDPQ or such officer, director, employee, stockholder or controlling Person for any legal or other expenses reasonably incurred by CDPQ or such officer, director, employee, stockholder or controlling Person in connection with the investigation or defense of such loss, claim, damage, liability or expenses, except insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any such registration statement, any such prospectus or preliminary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by CDPQ to the Corporation through an instrument duly executed on behalf of CDPQ specifically stating that such information is intended for use in the preparation of such registration statement, prospectus, prelimanary prospectus, amendment or supplement (and all information furnished by CDPQ for such purpose will be furnished through such an instrument); provided, that the Corporation shall not be liable to any
                  --------
     Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus.

          (b)  By Sellers. The Corporation may require, as a condition to
               ----------
     including any Registrable Securities in any registration statement filed pursuant to Paragraph 1 or 2, that the Corporation shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subparagraph 8(a)) the Corporation, its directors, officers, employees, agents and affiliates and each other Person, if any, who controls the Corporation within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any prospectus or preliminary prospectus contained therein, or any amendment thereof or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by CDPQ to the Corporation through an instrument duly executed on behalf of CDPQ specifically stating that such information is intended for use in the preparation of such registration statement, prospectus, preliminary prospectus, amendment or supplement.

          (c)  Notice of Claim. Promptly after receipt by an indemnified party
               ---------------
     of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subparagraphs of this Paragraph 8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any
                                  --------  -------
     indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subparagraphs of this Paragraph 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in the opinion of counsel to such indemnified party a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          (d)  Contribution. If the indemnification provided for in this
               ------------
     Agreement shall for any reason be unavailable or insufficient to an indemnified party under subparagraph 8(a) or 8(b) in respect to any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and CDPQ on the other hand, from the offering of the Registrable Securities, and
     (ii) the relative fault of the Corporation on the one hand and CDPQ on the other, with respect to the statements or alleged statements or omissions or alleged omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and CDPQ on the other hand shall be deemed to be in the same proportion as the sum of the total net proceeds from the offering of the securities (before deducting expenses) received by the Corporation bears to the total net proceeds from the offering of the securities (before deducting expenses) received by CDPQ with respect to such offering, and in each case the net proceeds received from such offering shall be determined as set forth on the table on the cover page of the prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation or CDPQ, the intent of the parties and their respective knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and CDPQ agree that it would not be just and equitable if contribution pursuant to this subparagraph 8(d) were to be determined by pro rate allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Paragraph 8 shall be deemed to include, for purposes of this Paragraph 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          9.   Current Public Information. At all times after the Corporation
               --------------------------
has filed a registration statement with the Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Corporation will timely file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as CDPQ may reasonably request, all to the extent required to enable CDPQ to sell Registrable Securities pursuant to Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission. Upon the request of CDPQ, the Corporation will deliver to CDPQ a written statement as to whether it has complied with such requirements.

          10.  Definitions.
               -----------

          "Affiliate" has the meaning set forth in Rule 12b-2 of the
           ---------
regulations promulgated under the Securities Exchange Act.

          "Class A Stock" means the Class A Common Stock, par value $.O1
           -------------
per share, of the Corporation.

          "Class B Stock" means the Class B Common Stock, par value $.0l
           -------------
per share, of the Corporation.

          "Class C Stock" means the Class C Common Stock, par value $.O1
           -------------
per share, of the Corporation.

          "Common Stock" means the Class A Stock, the Class B Stock and
           ------------
the Class C Stock or other common stock of the Corporation.

          "Commission" means the United States Securities and Exchange
           ----------
Commission and includes any governmental body or agency succeeding to the functions thereof.

          "Effectiveness Period" means, with respect to any registration
           --------------------
statement filed in a Demand Registration or a Piggyback Registration, a period after the effective date of the registration statement that is the shorter of
(i) 120 days (increased by a number of days equal to the number of days, if any, during which the effectiveness of the registration statement or the ability to deliver a prospectus pursuant thereto has been suspended) and (ii) the number of days that have elapsed when all Registrable Securities included in the registration statement have been sold.

    "Initiating Stockholders" means, with respect to the filing by the
     -----------------------
Corporation of any registration that is a Piggyback Registration under this Agreement, the Persons (other than the Corporation or VPC or any of its Affiliates), if any, at whose request such registration was initiated pursuant to the February 1997 Registration Rights Agreement as in effect on the date hereof or pursuant to a registration right granted by the Corporation in connection with the first to occur of a Strategic Investment or an Alternative Strategic Investment (as such terms are defined in the Stockholders Agreement).

    "IPO Date" means the first date on which the Corporation receives the
     --------
proceeds of a Public Offering

    "Non-Participating Securities" means equity securities which do not
     ----------------------------
participate in the residual equity of the Corporation. "Person" means an individual, a partnership, a JOINT venture, a corn corporation on, a trust, an unincorporated organization and a government or any department or agency thereof.

    "Piggyback Registration" has the meaning assigned to that term in
     ----------------------
subparagraph 2(a).

    "Public Offering" means any sale of shares of Voting Common Stock to the
     ---------------
public pursuant to an offering registered under the Securities Act, if immediately thereafter such Voting Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market System.

     "Registrable Securities" means (i) any shares of Common Stock acquired by
      ----------------------
CDPQ from Vanguard pursuant to the Stock Purchase Agreement, (ii) any shares of Common Stock acquired by CDPQ or any of its Affiliates from any party to the Stockholders Agreement (including the Corporation) pursuant to rights arising thereunder or any shares of Common Stock issued to CDPQ or any of its Affiliates pursuant to the exercise of purchase, conversion or other rights acquired by CDPQ or any of its Affiliates from any party to the Stockholders Agreement (including the Corporation) pursuant to rights arising thereunder, and (iii) any other equity securities of the Corporation issued or issuable directly or indirectly with respect to shares of Common Stock referred to in clause (i) or
(ii) or with respect to other equity securities referred to in this clause
(iii), by way of conversion, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that in the event that pursuant to such
                --------- -------
recapitalization or exchange Non-Participating Securities are issued, such Non-Participating Securities will not be Registrable Securities. As to any particular shares constituting Registrable Securities, such shares will cease to be Registrable Securities when they have (x) been registered under the Securities Act and disposed of in accordance with the registration statement covering them (y) been sold to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in force),or (z) ceased to be outstanding. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise), whether or not such acquisition has actually been effected Notwithstanding anything contained herein to the contrary, shares of Class B Stock shall not be considered "Registrable Securities" unless (i) Class B Stock is listed on a national securities exchange or quoted on the NASDAQ National Market System or (ii) CDPQ receives a Registration Notice regarding the registration of Class B Stock and such registration has not been abandoned by the Corporation prior to the time the registration statement filed or planned to be filed with the Commission in connection with such registration becomes effective under the Securities Act.

    "Securities Act" means to Securities Act of 1933, as amended, or any similar
     --------------
federal law then in force.

    "Securities Exchange" Act means the Securities Exchange Act of 1934, as
     -------------------
amended, or any similar federal law then in force.

    "Voting Common Stock" means the Class A Stock and the Class B Stock.
     -------------------

    "VPC" means VP'C Corporation, a Delaware corporation.
     ---

    11.   Miscellaneous.
          -------------

    (a)   No Inconsistent Agreements. The Corporation will not hereafter enter
          -------------------------
into any agreement with respect to its securities which is inconsistent with or violates the rights granted to CDPQ in this Agreement.

    (b)   Amendment and Waiver. Except as otherwise provided herein, the
          --------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Corporation and CDPQ. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    (c)   Assignment. This Agreement shall be binding upon and inure to the
          -----------
benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided that the rights of CDPQ hereunder may not be assigned except to a Person which accepts and adopts this Agreement by execution of an appropriate instrument in form satisfactory to the Corporation in the reasonable exercise of its discretion. In addition, whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities (or any portion thereof) are also for the benefit of and enforceable by any subsequent holder of any Registrable Securities (or of such portion thereof) who acquires such Registrable Securities in accordance with the provisions of the Stockholders Agreement, subject in each case to compliance by each such holder with the corresponding obligations applicable to CDPQ hereunder. No such assignment or enforcement shall have the effect of increasing the obligations of the Corporation hereunder, including such obligations as to the number of registrations required to be effected or the quantity of Registrable Securities to be included in any registration,

    (d)   Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (e) Counterparts. This Agreement may be executed simultaneously in
              ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

          (f) Descriptive Headings. The descriptive headings of this Agreement
              --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (g) Notices. All notices, demands or other communications to be given
              -------
or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

          If to the Corporation:

              OpTel, Inc.
              1111 W. Mockingbird Lane
              Dallas, Texas 75247
              Attention:  Michael E. Katzenstein, Esq.
              Vice President & General Counsel
              Telecopier: (214) 634-3889

          With a copy to each of:

              Le Groupe Videotron Ltee
              300 Viger Avenue East
              Montreal, Quebec H2X 3W4
              Attention:  Me Suzanne Renault
              Senior Vice President-Legal Affairs
              Telecopier:  (514) 985-8515

              Kronish, Lieb, Weiner & Hellman LLP
              1114 Avenue of the Americas
              New York, NY 10036-7798
              Attention:  Russell S. Berman, Esq.
              Telecopier: (212) 997-3525

          If to CDPQ:

              Capital Communications CDPQ Inc.
              1981 McGill College Avenue

              9th Floor
              Montreal, Quebec
              H3A 3c7
              Attention: President, Lynn McDonald and Robert Cote', Esq.
              Telecopier: (514)847-2493 and (514) 281-5212

     With a copy to each of

              Kirkland & Ellis
              153 East 53rd Street
              New York, New York 10022
              Attention: Luc A. Despins, Esq.
              Telecopier: (212) 446-4900

              and

              Martineau Walker
              Stock Exchange Tower, Suite 3400
              P.O. Box 242
              800 Place Victoria
              Montreal, Quebec
              H4Z 1E9
              Attention: Bernard Bussieres6res
              Telecopier: (514) 397B7600

     12. GOVERNING LAW. THE CORPORATE LAW OF DELAWARE WILL GOVERN ALL ISSUES
         -------------
CONCERNING THE RELATIVE RIGHTS OF THE CORPORATION AND ITS STOCKHOLDERS. ALL OTHER ISSUES CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE~~(WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK SUBJECT TO PARAGRAPH 13, EACH PARTY HERETO HEREBY SUBMITS TO THE CO-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH PARTY HERETO HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS IN ANY SUCH ACTION MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS REQUIRED BY, SUBPARAGRAPH 11(F) ABOVE, AND SERVICE SO

MADE SHALL BE DEEMED TO HE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH PARTY HEREBY TO HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS PARAGRAPH 12 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

          13.  Arbitration,
               -----------

          (a) Subject to the rights granted in subparagraph 13(b) and Paragraph 14, any controversy, claim or dispute arising out of or relating to this Agreement or the breach, termination, enforceability or validity thereto including without limitation the determination of the scope or. applicability of this Agreement to arbitrate, shall be determined exclusively by binding arbitration in New York City before tree arbitrators. The &Arbitration shall be governed by the American Arbitration Association ("AAA") under its Commercial Arbitration Rules and its Supplementary Procedures for large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at Law who (i) are on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AM and CPR Panels, and (ii) who practiced law for at least 15 years as an attorney in New York specializing in either general commercial litigation or general corporate and commercial matters.

          (b) No provision at nor the exercise of any rights under, subparagraph 13(a) shall limit the right of any party to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provision or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver, The institution and maintenance of an action or judicial proceeding for, or pursuit to provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of any party hereto, even if such party is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right.

          (c) In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction (which shall not be restricted by Paragraph 12).

          (d) Each of the parties shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees, The arbitrators shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party.

         14. Equitable Relief. Since any of the parties may sustain irreparable
             ----------------
harm in the event there is a breach of the covenants provided in this Agreement in addition to any other rights or remedies which the parties may have under this Agreement or otherwise, each of the parties shall be entitled to obtain specific performance or injunctive relief against the breaching or defaulting party hereto in any court of competent jurisdiction for the purposes of restraining such breaching or defaulting party from any actual or threatened breach of such covenants or to compel such breaching or defaulting party to perform such covenants, without the necessity of proving irreparable injury or the inadequacy of remedies at law or posting bond or other security.

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreements as of the date first above written.


                                OPTEL, INC.

                                By: ____________________
                                    Name:
                                    Title:


                                By: ____________________
                                    Name:
                                    Title:


                                CAPITAL COMMUNICATIONS CDPQ INC.


                                 BY: Lynn C. McDonald
                                     -------------------
                                     Name:
                                     Title:



                                 By: Lynn C. McDonald
                                     -------------------
                                     Name:
                                     Title:


Effective on the date of the foregoing Registration
Rights Agreement, the undersigned consents thereto and agrees to be bound by the provisions thereof that make specific reference to the undersigned.

VPC CORPORATION


BY: _________________
    Name:
    Title:

          IN WiTNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written


                             OPTEL, INC.


                             By: Louis Brunel
                                 -------------------
                                   Name:Louis Brunel
                                   Title: President & CEO


                             BY: Michael E. Katzenstein
                                 ----------------------
                                   Name:Michael E. Katzenstein
                                   Title:VP AND GC


                              CAPITAL COMMUNICATIONS CDPQ INC.


                              BY: _____________________
                                   Name:
                                   Title:

                              BY: _____________________
                                   Name:
                                   Title:

Effective on the date of the foregoing Registration
Rights Agreement, the undersigned consents thereto and agrees to be bound by the provisions thereof that make specific reference to the undersigned.

VPC CORPORATION



By: ________________
    Name:
    Title:

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written


                             OPTEL, INC.


                             By: ____________________
                                   Name:
                                   Title:


                             BY: _____________________
                                   Name:
                                   Title:VP AND GC


                             CAPITAL COMMUNICATIONS CDPQ INC.


                             BY: _____________________
                                   Name:
                                   Title:


                             BY: Lynn C. McDonald
                                _____________________
                                   Name:
                                   Title:

Effective on the date of the foregoing Registration
Rights Agreement, the undersigned consents thereto and agrees to be bound by the provisions thereof that make specific reference to the undersigned.

VPC CORPORATION



By: /s/ Suzanne Renault
    -------------------
    Name: Suzanne Renault
    Title:Vice President Legal Affairs
          and Secretary